Exhibit 4.3

NEUSTAR, INC.

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of June 28, 2005 (as amended, modified or supplemented from time to time, this “Agreement”), is entered into by and among (i) NeuStar, Inc., a Delaware corporation (the “Company”); (ii) Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership (“WPEP”); Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership; and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (collectively, the “Warburg Entities”); (iii) MidOcean Capital Investors, L.P., a Delaware limited partnership (“MidOcean”), the successor-in-interest to DB Capital Investors, L.P., a Delaware limited partnership (“DB Capital”); (iv) ABS Capital Partners IV, L.P., a Delaware limited partnership; ABS Capital Partners IV Offshore, L.P., a Cayman Islands Exempted Limited Partnership; ABS Capital Partners IV-A, L.P., a Delaware limited partnership; and ABS Capital Partners IV Special Offshore, L.P., a Cayman Islands Exempted Limited Partnership (collectively, “ABS” and, together with the Warburg Entities and MidOcean, collectively, the “Institutional Investors”); and (v) Lynn Etheridge Davis and Edward J. Hawie, each as trustee (together with any additional trustees appointed under the Amended and Restated Trust Agreement, or successor or successors under the Amended and Restated Trust Agreement, collectively, the “Trustees”) under the Amended and Restated Trust Agreement, dated September 24, 2004 (as amended, modified or supplemented from time to time, the “Voting Trust Agreement”), by and among the Company, the Warburg Entities, MidOcean, ABS, certain individuals and the Trustees.

BACKGROUND

On August 26, 2004, the Federal Communications Commission (“FCC”) released an order, NeuStar, Inc. Request to Allow Certain Transactions Without Prior Commission Approval and to Transfer Ownership, Order, CC Docket No. 92-237 (the “Safe Harbor Order”), authorizing changes and imposing limitations on the Company, including, among other things, restrictions on the ownership, voting and transfer of shares (each, a “Share” and, collectively, the “Shares”) of the Company’s capital stock (“Capital Stock”).

AGREEMENT

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.               Board Matters.

(a)                                  Warburg.

(i)                                     For as long as the Warburg Entities own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty percent (20%) of the outstanding Shares of Capital Stock, including any Shares held by the Trustees on behalf of the Warburg Entities pursuant to the Voting Trust Agreement, then, subject to applicable law (including the law governing the fiduciary duties of the directors of the Company), compliance with the FCC Neutrality Requirements and the rules and regulations of the SEC and the Nasdaq Stock Market, the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on its board of directors (the “Board”), two individuals designated by WPEP and reasonably acceptable to the Company (each, a “Warburg Designee”).

(ii)                                  In the event Section 1(a)(i) is no longer applicable and for as long as the Warburg Entities own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least five percent (5%) but less than twenty percent (20%) of the outstanding Shares of Capital Stock, including any Shares held by the Trustees on behalf of the Warburg Entities pursuant to the Voting Trust Agreement, then, subject to applicable law (including the law governing the fiduciary duties of the directors of the Company), compliance with the FCC Neutrality Requirements and the rules and regulations of the SEC and the Nasdaq Stock Market, the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on the Board, one Warburg Designee.

(b)           MidOcean.

(i)                                     For as long as MidOcean owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least two-and-one-half percent (2.5%) of the outstanding Shares of Capital Stock, including any Shares held by the Trustees on behalf of MidOcean pursuant to the Voting Trust Agreement, then, subject to applicable law (including the law governing the fiduciary duties of the directors of the Company), compliance with the FCC Neutrality Requirements and the rules and regulations of the SEC and the Nasdaq Stock Market, the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on the Board, one individual designated by MidOcean and reasonably acceptable to the Company (the “MidOcean Designee”).

(ii)                                  In the event that the FCC Neutrality Requirements require that no MidOcean Designee serve on the Board, then, for as long as MidOcean owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least two-and-one-half percent (2.5%) of the outstanding Shares of Capital Stock, including any Shares held by the Trustees on behalf of MidOcean pursuant to the Voting Trust Agreement, subject to applicable law (including the law governing the fiduciary duties of the directors of the Company), compliance with the FCC Neutrality Requirements and the rules and regulations of the SEC and the Nasdaq Stock Market, the Company will use its reasonable best efforts in order to cause an individual from time to time designated by MidOcean and reasonably acceptable to the Company (the “MidOcean Observer”) to be entitled, in his or her sole discretion, to attend and participate in, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Board (and any committee thereof); provided, that the Board or such committee may exclude the MidOcean Observer from any meeting at which the matters under discussion or consideration would give rise to a conflict of interest between MidOcean or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand. Prior to attending any meeting, the MidOcean Observer shall be required to enter into a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company and the MidOcean Observer. For so long as the MidOcean Observer is entitled to attend meetings of the Board, the Company shall provide the MidOcean Observer with:

(A)                              notice of each meeting of the Board (and any committees thereof), concurrently with providing such notice to any of the members of the Board;

(B)                                any and all written information delivered to, and any and all material orally delivered information provided (other than any such material orally delivered information as may be provided in the course of any meeting of the Board (or any committee thereof)) to, any of the members of the Board in his or her capacity as a director (other than information relating to any matter that would give rise to a conflict of interest between the Company or any of its Affiliates, on the one hand, and MidOcean or any of its Affiliates, on the other hand), as soon as reasonably practicable after such information is delivered or provided to any such member of the Board.

(c)           ABS.  For as long as ABS owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least one-and-one-quarter percent (1.25%) of the outstanding Shares of

Capital Stock, including any Shares held by the Trustees on behalf of ABS pursuant to the Voting Trust Agreement, then, subject to applicable law (including the law governing the fiduciary duties of the directors of the Company), compliance with the FCC Neutrality Requirements and the rules and regulations of the SEC and the Nasdaq Stock Market, the Company will use its reasonable best efforts in order to cause an individual from time to time designated by ABS and reasonably acceptable to the Company (the “ABS Observer”) to be entitled, in his or her sole discretion, to attend and participate in, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Board (and any committee thereof); provided, that the Board or such committee may exclude the ABS Observer from any meeting at which the matters under discussion or consideration would give rise to a conflict of interest between ABS or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand. Prior to attending any meeting, the ABS Observer shall be required to enter into a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company and the ABS Observer. For so long as the ABS Observer is entitled to attend meetings of the Board, the Company shall provide the ABS Observer with:

(i)                                     notice of each meeting of the Board (and any committees thereof), concurrently with providing such notice to any of the members of the Board;

(ii)                                  any and all written information delivered to, and any and all material orally delivered information provided (other than any such material orally delivered information as may be provided in the course of any meeting of the Board (or any committee thereof)) to, any of the members of the Board in his or her capacity as a director (other than information relating to any matter that would give rise to a conflict of interest between the Company or any of its Affiliates, on the one hand, and ABS or any of its Affiliates, on the other hand), as soon as reasonably practicable after such information is delivered or provided to any such member of the Board.

2.               Excepted Holder Limit.  The Warburg Entities own 40,941,117 shares of the Company’s Class A common stock, and hold currently exerciseable warrants to acquire an additional 6,361,383 shares of the Company’s Class A common stock. The Company hereby establishes 47,302,501 shares of Class A common stock as the “Excepted Holder Limit” for the Warburg Entities (as that term is defined in the Company’s Charter), and the Warburg Entities agree (on behalf of themselves and their Affiliates) not to acquire any additional securities of the Company (whether directly or indirectly) unless such acquisition (or the ownership of Capital Stock resulting from such acquisition) is in compliance with the FCC neutrality requirements applicable to the Company. The Company agrees that, except to the extent that it would be consistent with the FCC neutrality requirements applicable to the Company or otherwise approved by the FCC, it will not enter into any transaction that would have the effect of increasing the Warburg Entities’ collective percentage equity interest in the Company. The Company agrees that it will not change the Excepted Holder Limit for the Warburg Entities, as set forth in this Section 2, without the prior written consent of the Warburg Entities, except to the extent that an upward adjustment is necessary to effect a stock split or stock dividend in respect of the Company’s outstanding shares of Class A common stock.

3.               Termination.

(a)                                  This Agreement shall automatically terminate in the event that: (i) as to the Warburg Entities, when the Warburg Entities own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) less than five percent (5%) of the outstanding Shares of Capital Stock, including any Shares held by the Trustees on behalf of the Warburg Entities pursuant to the Voting Trust Agreement, (ii) as to MidOcean, when MidOcean owns beneficially less than two-and-one-half percent (2.5%) of the outstanding Shares of Capital Stock, including any Shares held by the Trustees on behalf of MidOcean pursuant to the Voting Trust Agreement, and (iii) as to ABS, when ABS owns less than one-and-one-quarter percent (1.25%) of the outstanding Shares of Capital Stock, including any Shares held by the Trustees on behalf of ABS pursuant to the Voting Trust Agreement. The termination of the rights and obligations of an Institutional Investor under this Agreement pursuant to clause (i), (ii) or (iii) above shall not in any way affect the rights and obligations of any other party to this Agreement.

(b)                                 This Agreement may be terminated by the written consent of the Institutional Investors and the Company.

4.               Interpretation of this Agreement.

(a)  Terms Defined.  As used in this Agreement, the following terms have the respective meaning set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment (whether equity or debt) in the Company. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, the term “affiliate,” as used to describe a Person who is affiliated with a TSP, shall have the meaning ascribed in 47 C.F.R. § 52.12(a)(1)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder, as in effect from time to time.

“FCC” shall mean the Federal Communications Commission.

“FCC Neutrality Requirements” shall mean the neutrality requirements to which the Company is subject under the applicable laws, regulations, rules and orders of the FCC.

“Person” shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof, or other entity.

“SEC” shall mean the Securities and Exchange Commission.

“security, securities” shall have the meaning set forth in Section 2(1) of the Securities Act.

vote, voting: shall mean any vote, consent or other approval, whether at a meeting of stockholders or an action by written consent in lieu of a meeting of stockholders.

(b)  Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

4.               Miscellaneous.

(a)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(b)                                 Notices.  All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(i)                                     if to any of the Institutional Investors, at the address or facsimile number of such Institutional Investor shown on Schedule I hereto, or at such other address as such Institutional Investor may have furnished the Company in writing;

(ii)                                  if to the Company, at 46000 Center Oak Plaza, Sterling, VA 20166 (facsimile: (571) 434-4735), marked for attention of Chief Executive Officer, or at such other address as it may have furnished in writing to each of the Institutional Investors.

Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by reputable overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(c)                                  Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties, including the Amended and Restated Stockholders Agreement, dated as of September 24, 2004, by and among the Company, the Institutional Investors, the Trustees and certain additional parties named therein, and any predecessor agreement thereto. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and each of the Institutional Investors.

(d)                                 Severability.  Each party to this Agreement shall be required to perform his or its obligations hereunder only to the maximum extent permitted by law, and this Agreement shall not be construed to require any party to take any action that would violate applicable law or that would otherwise be unenforceable as to such party. Moreover, if any term or provision specified herein is held by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such term or provision to be illegal, invalid, unlawful, void, voidable or unenforceable as written, then such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, and the remainder of the terms and provisions herein shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable term or provision were not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties.

(e)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the date first above written.

NEUSTAR, INC.

By:	/s/ Jeffrey E. Ganek
Name: Jeffrey Ganek
Title: Chairman and Chief Executive Officer

WARBURG, PINCUS EQUITY PARTNERS, L.P. WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V. WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

Each by: Warburg, Pincus & Co., as General Partner

By:	/s/ Henry Kressel
Name: Henry Kressel
Title: Managing Director

MIDOCEAN CAPITAL INVESTORS, L.P.

By:	MidOcean Capital Partners, L.P., its General Partner

By: Existing Fund GP, Ltd., its General Partner

By:	/s/ Frank Schiff
Name: Frank Schiff
Title:

SIGNATURE PAGE TO NEUSTAR AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

ABS CAPITAL PARTNERS IV, L.P. ABS CAPITAL PARTNERS IV OFFSHORE, L.P. ABS CAPITAL PARTNERS IV-A, L.P. ABS CAPITAL PARTNERS IV SPECIAL OFFSHORE, L.P.

Each by: ABS Partners IV, L.L.C., as General Partner

By:	/s/ Timothy T. Weglicki
Name: Timothy T. Weglicki
Title: Managing Member of ABS Partners IV, L.L.C.

LYNN ETHERIDGE DAVIS, as trustee

By:	/s/ Lynn Etheridge Davis

EDWARD J. HAWIE, as trustee

By:	/s/ Edward J. Hawie

SIGNATURE PAGE TO NEUSTAR AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

INSTITUTIONAL INVESTORS

Investor Name

Warburg Entities

466 Lexington Ave.

New York, NY 10017

Facsimile: (212) 878-9359

Attention: Scott A. Arenare

MidOcean Capital Investors, L.P.

320 Park Avenue, 17th Floor

New York, NY 10154

Facsimile: (212) 497-1373

ABS Capital Partners IV, L.P.

ABS Capital Partners IV Offshore, L.P.

ABS Capital Partners IV-A, L.P.

ABS Capital Partners IV Special Offshore, L.P.

c/o ABS Capital Partners

400 E. Pratt Street, Suite 910

Baltimore, Maryland 21202

Attention: Tim Weglicki

Facsimile: (410) 246-5606